Exhibit 10.12

GEVO, INC.

2006 OMNIBUS SECURITIES AND INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”) is made by and between Gevo, Inc., a Delaware corporation (the “Company”), and              (the “Awardee”).

RECITALS

The Company has adopted the Gevo, Inc. 2006 Omnibus Securities and Incentive Plan (the “Plan”) for the benefit of its employees, nonemployee directors and consultants and the employees, nonemployee directors and consultants of its affiliates, and

The Committee has authorized the award to the Awardee of shares of Restricted Stock (“Restricted Shares”) under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided.

AGREEMENT

In consideration of the foregoing recitals, which are incorporated herein by this reference, and the mutual promises contained herein, the Company and the Awardee hereby agree as follows:

1. Definitions. Terms used in this Agreement and not herein defined shall have the meanings as set forth in the Plan.

2. Award of Restricted Shares. The Committee hereby awards to the Awardee              Restricted Shares. All such Restricted Shares shall be subject to the transferability restrictions and forfeiture provisions contained in Sections 4, 5 and 6, such restrictions to become effective immediately upon execution of this Agreement by the parties hereto.

3. Delivery of Stock Certificates. The Company will retain custody of any stock certificates representing the Restricted Shares until such Restricted Shares have vested. Within a reasonable time after the vesting of any portion of the Restricted Shares, the Awardee may request, and the Company shall cause to be delivered to the Awardee, his or her legal representative or his or her beneficiary, a stock certificate for the vested portion of the Restricted Shares, or a Notice of Issuance if the Company generally issues uncertificated securities (subject to the provisions of Section 4(b) below).

(a) If the Company issues stock certificates, each stock certificate must bear the following legend:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND OF A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND GEVO, INC., WHEREBY THE TRANSFER IN ANY MANNER OF SUCH SHARES OF STOCK OR ANY INTEREST THEREIN IS RESTRICTED AND THE SHARES OF STOCK ARE SUBJECT

TO FORFEITURE. COPIES OF SUCH AGREEMENT ARE ON FILE IN THE OFFICES OF THE SECRETARY, GEVO, INC.”

(b) If the Company utilizes uncertificated securities, the transaction statement that reflects issuance of the shares will bear a substantially equivalent notice. Upon vesting, the Company shall reissue certificates free of such legend. Certificates representing Restricted Shares may contain such further legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer until there has been compliance with federal and state securities laws.

4. Vesting.

(a) The award shall initially be unvested. Except as otherwise provided in Section 10 below, the Restricted Shares shall vest in forty-eight (48) equal monthly installments, on the first day of each month, pursuant to the terms of the Plan and subject to continuation of the Awardee’s consultant status with the Company (as determined under the Plan).

(b) Upon vesting of the Award, Awardee shall execute and deliver to the Company a Stock Restriction Agreement in substantially the form attached as Exhibit A (the “Stock Restriction Agreement”). Execution and delivery of the Stock Restriction Agreement shall be a condition precedent to the right to receive the vested Restricted Shares.

5. Restriction on Transferability. Subject to Section 12 (Change of Control), any unvested portion of the Restricted Shares (a) shall not be transferred, sold, pledged, exchanged, hypothecated, otherwise disposed of by the Awardee, except as permitted pursuant to Section 16.5 of the Plan; and (b) shall be forfeited by the Awardee upon termination of the Awardee’s consultant status (as determined under the Plan) or any breach of the terms or conditions of this Agreement or the Plan by the Awardee (together, the “Transfer Restrictions”). Upon vesting, the Restricted Shares shall no longer be subject to Transfer Restrictions but shall be subject to the provisions of the Stock Restriction Agreement and any application restrictions on transfer set forth therein.

6. Voting and Dividend Rights. The Awardee shall have the voting and dividend rights of a shareholder of Common Stock with respect to the Restricted Shares; provided, however, that dividends paid in shares of Common Stock shall be deposited with the Company, together (if requested by the Company) with a stock power endorsed in blank or other appropriate instrument of transfer executed by Awardee, and shall be subject to the same Transfer Restrictions as the Restricted Shares.

7. Regulation by the Committee. This Agreement and the Restricted Shares shall be subject to the administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Awardee.

8. Registration. The Restricted Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and may be offered and sold solely if registered pursuant to the provisions of that Act or if an exemption from registration is available. The Awardee hereby acknowledges that the Restricted Shares have not been so registered and agrees to offer or sell the Restricted Shares solely if they are registered pursuant to the provisions of the Act or if an exemption from registration is available. If the Restricted Shares are not so registered at the expiration of the applicable Transfer Restrictions, the Awardee understands that the Company will place stop-transfer instructions with its transfer agents (if any) with respect to any Common Stock certificates replacing the Restricted Shares certificates and may cause all certificates (if any) representing such Common Stock to be conspicuously legended to evidence the fact that the Common Stock has not been registered under the Act, and may be offered or sold solely if registered pursuant to the provisions of that Act or if an exemption from registration is available. The Awardee hereby represents that the Awardee accepts the Restricted Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof and the Awardee acknowledges that the Awardee or the Awardee’s beneficiary may be required by the Committee to repeat this representation in writing upon the delivery of Common Stock under the Plan. The Awardee further represents that the Awardee has knowledge and experience in financial and business matters, that he or she is capable of evaluating the merits and risks of owning the Restricted Shares and that the Awardee is able to bear the economic risk of such ownership.

9. Market Stand-Off Agreement. The Awardee shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by the Awardee, including the Restricted Shares, for a period of time specified by the managing underwriter (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Act. The Awardee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Restricted Shares until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

10. Adjustments to Common Stock.

(a) If the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock comprising the Restricted Shares, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced.

(b) If the Company recapitalizes or otherwise changes its capital structure, the Awardee shall be entitled to receive, in lieu of the Restricted Shares, the number and class of shares of stock and securities to the Awardee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Awardee held an unrestricted number of shares of Common Stock equal to the number of Restricted Shares.

(c) In the event of other changes to the outstanding Common Stock by reason of capitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the date of this Agreement and not otherwise provided for herein, the Restricted Shares shall be subject to adjustment by the Committee in its discretion as to the number of shares of Common Stock or other consideration receivable thereon.

11. Withholding. The Company shall have the right to deduct in cash (whether under the Plan or otherwise) any taxes required by law to be withheld and to require any payments required to enable the Company to satisfy its withholding obligations. The Restricted Shares shall not be delivered to the Awardee unless and until arrangement satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable to the Restricted Shares. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain shares of Common Stock to satisfy, in whole or in part, the amount required to be withheld.

12. Change of Control. Notwithstanding the vesting requirements contained in Section 4, upon a Change of Control, in the sole discretion of the Committee, either (a) all unvested Restricted Shares shall automatically become fully vested (contingent upon execution and delivery of the Stock Restriction Agreement by the Awardee) and no longer subject to the Transfer Restrictions, immediately prior to the date of such Change of Control, (b) all unvested Restricted Shares shall be cancelled, and the Company shall, within 45 days, make a cash payment to the Awardee equal to the Fair Market Value of such Restricted Shares as of the time the Change of Control, or (c) the Change of Control shall have no effect on the vested status of or Transfer Restrictions applicable to the Restricted Shares.

For purposes of this Agreement, the term “Change of Control” shall mean the earliest of the following to occur:

(a) Any Person together with all “affiliates” and “associates” (within the meanings of such terms under Rule 12b-2 of the Exchange Act) of such Person, becoming the beneficial owner of fifty percent (50%) or more of the Company’s voting stock then outstanding (with such determination to be made as if all convertible preferred stock, convertible notes and other securities that are convertible into voting stock had been converted, and all options and warrants to purchase voting stock had been exercised, such basis being referred to below as “as-converted”); provided, however, that if the Company then has a class of securities registered under the Securities Exchange Act of 1934, the applicable threshold shall be thirty percent (30%) instead of fifty percent (50%). The term “Person” as used herein shall not include any Company Affiliates. “Company Affiliates” as used herein means the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, Vinod Khosla, Khosla Ventures, any venture capital fund or other entity that is under the control of Vinod Khosla, Frances H. Arnold, Ph.D., Matthew W. Peters, Ph.D. and Peter Meinhold, Ph.D.

(b) The commencement of, or the first public announcement of, a tender or exchange offer the consummation of which would result in any Person becoming the beneficial owner of the Company’s voting stock aggregating fifty percent (50%) or more of the Company’s then outstanding voting stock on an as-converted basis; provided, however, that if the Company then has a class of securities registered under the Securities Exchange Act of 1934, the applicable threshold shall be thirty percent (30%) instead of fifty percent (50%); provided, further, that a Change of Control shall not occur solely as a result of this clause (b) if the tender or exchange offer in question was approved in advance by the Board , nor if the Board determines that such offer or public announcement has no reasonable possibility of success;

(c) The announcement of any transaction relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act; provided, further, that a Change of Control shall not occur solely as a result of this clause (c) if the transaction was approved in advance by the Company’s Board of Directors;

(d) A proposed change in the constituency of the Board such that, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the shareholders of the Company of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were members of the Board at the beginning of the period;

(e) The Company enters into an agreement of merger, consolidation, share exchange or similar transaction with any other corporation other than a transaction which would result in the Company’s voting stock outstanding immediately prior to the consummation of such transaction continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least two-thirds (2/3) of the combined voting power of the Company’s or such surviving entity’s outstanding voting stock immediately after such transaction (unless the parties to that agreement are all Company Affiliates (or their Affiliates), or the agreement subsequently expires without consummation of the transaction contemplated thereby);

(f) The Board approves a plan of liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets to a person or entity which is not an Affiliate of the Company; or

(g) Any other event which shall be deemed by a majority of the members of the Board to constitute a “Change of Control.”

13. Amendment. The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would impair the Awardee’s rights or entitlements with respect to the Restricted Shares shall be effective without the prior written consent of the Awardee.

14. Plan Terms. The terms of the Plan are hereby incorporated herein by reference.

15. Effective Date of Award. The award of each Restricted Share shall be effective as of the date first written above.

16. Governing Law. The parties hereby agree that this Agreement shall be construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

17. Awardee Acknowledgment. By executing this Agreement, the Awardee hereby acknowledges that he or she has received and read the Plan and this Agreement and that he or she agrees to be bound by all of the terms of both the Plan and this Agreement.

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The parties have executed this Restricted Stock Award Agreement as of the first date above written.

THE COMPANY:

GEVO, INC.

By:
Name:
Its:

THE AWARDEE: